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                            Kyle L. Tingle, CPA, LLC
                          Personal Financial Planning,
                        Business Services & Tax Planning






                                                                    EXHIBIT 23.1


                                                              September 19, 2003


To Whom It May Concern:


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of June 13, 2003 accompanying the audited financial statements of Discovery Investments, Inc., as at December 31, 2002, in Amendment Number 1 to the Form 10KSB.

Very truly yours,


/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC















    P.O. BOX 50329 * HENDERSON, NEVADA 89016 * PHONE: (702) 450-2200 * FAX:
               (702) 436-4218 * E-MAIL: ktingle@kyletinglecpa.com























                          P.O. BOX 50329 HENDERSON, NEVADA 89016 PHONE: (702) 450-2200
                                                 FAX: (702) 436-4218 E-MAIL:
                                                 ktingle@kyletinglecpa.com